Exhibit 99.1

SUBJECT TO FRE 408, STATE LAW EQUIVALENTS Mallinckrodt Pharmaceuticals: Refresh of 2021 Strategic Plan September 2021

SUBJECT TO FRE 408, STATE LAW EQUIVALENTS Disclaimers Cautionary Statements Related to Forward-Looking Statements Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, legal, economic, business, competitive and/or regulatory factors affecting the businesses of Mallinckrodt plc (“Mallinckrodt”), and any other statements regarding events or developments the company believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the ongoing chapter 11 cases of Mallinckrodt and its subsidiaries (the “Chapter 11 Cases”); the ability of Mallinckrodt and its subsidiaries to obtain approval from the bankruptcy court with respect to motions or other requests made to the bankruptcy court throughout the course of the Chapter 11 Cases and to negotiate, develop, obtain court approval of, confirm and consummate the amended plan or any other plan that may be proposed, the effects of the Chapter 11 Cases, including increased professional costs, on the liquidity, results of operations and businesses of Mallinckrodt and its subsidiaries; the consummation of the transactions contemplated by the restructuring support agreement and the amended plan, including the settlements entered into with the OCC, the UCC, and Mallinckrodt’s second lien noteholders and the ability of the parties to negotiate definitive agreements with respect to the matters covered by the related term sheets, whether related to such settlements, included in the restructuring support agreement, or otherwise, the occurrence of events that may give rise to a right of any of the parties to terminate the restructuring support agreement or any of the settlements and the ability of the parties to receive the required approval by the bankruptcy court and to satisfy the other conditions of the restructuring support agreement and the settlements, including satisfying the milestones specified in the restructuring support agreement; governmental investigations and inquiries, regulatory actions and lawsuits brought against Mallinckrodt by government agencies and private parties with respect to its historical commercialization of opioids, including the amended non-binding agreement in principle reached by Mallinckrodt in connection with the announcement of its filing of the Chapter 11 petitions regarding the terms and conditions of a global settlement to resolve all current and future opioid-related claims; potential delays in Mallinckrodt’s Chapter 11 process; the proposed settlement with governmental parties to resolve certain disputes relating to Acthar Gel; the possibility that such settlement will not be consummated and the risks and uncertainties related thereto, including the time and expense of continuing to litigate this dispute and the impact of this dispute on Mallinckrodt’s financial condition and expectations for performance; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties as a result of the Chapter 11 Cases; the availability of operating capital during the pendency of the Chapter 11 Cases, including events that could terminate Mallinckrodt’s right to continue to access the cash collateral of Mallinckrodt’s lenders; the possibility that Mallinckrodt may be unable to achieve its business and strategic goals even if the Chapter 11 plan is successfully consummated; the possibility that Mallinckrodt’s Chapter 11 Cases may be converted into Chapter 7 cases under the bankruptcy code; the potential termination of Mallinckrodt’s exclusive right to file a Chapter 11 plan; the possibility that certain claims against Mallinckrodt may not be discharged as part of the bankruptcy process; developing, funding and executing Mallinckrodt’s business plan and continuing as a going concern; Mallinckrodt’s post-bankruptcy capital structure; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the impact of the outbreak of the COVID-19 coronavirus; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; Mallinckrodt’s and its partners’ ability to successfully develop or commercialize new products or expand commercial opportunities; Mallinckrodt’s ability to navigate price fluctuations; competition; Mallinckrodt’s and its partners’ ability to protect intellectual property rights; limited clinical trial data for Acthar Gel; clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental liabilities; potential indemnification liabilities to Covidien pursuant to the separation and distribution agreement; business development activities; retention of key personnel; the effectiveness of information technology infrastructure including cybersecurity and data leakage risks; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; conducting business internationally; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; Mallinckrodt’s significant levels of intangible assets and related impairment testing; labor and employment laws and regulations; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness and its ability to generate sufficient cash to reduce its indebtedness; Mallinckrodt’s ability to generate sufficient cash to service indebtedness even if the existing indebtedness is restructured; future changes to U.S. and foreign tax laws or the impact of disputes with governmental tax authorities; and the impact of Irish laws. These and other factors are identified and described in more detail in the “Risk Factors” section of Mallinckrodt’s most recent Annual Report on Form 10-K and other filings with the SEC. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law. 1 1

SUBJECT TO FRE 408, STATE LAW EQUIVALENTS Disclaimers Non-GAAP Financial Measures When the Company provides its expectation for adjusted EBITDA, net debt, and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures is not available without unreasonable effort. This document contains financial measures, such as adjusted EBITDA, net debt, and free cash flow, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Adjusted EBITDA represents amounts prepared in accordance with GAAP and adjusts for certain items that management believes are not reflective of the operational performance of the business. Adjusted EBITDA represents net income (loss), adjusted for interest expense, net, taxes, depreciation and amortization and certain items that management believes are not reflective of the operational performance of the business and additional adjustments. These adjustments include, but are not limited to, restructuring charges, net; non-restructuring impairment charges; inventory step-up expense; discontinued operations; changes in fair value of contingent consideration obligations; significant legal and environmental charges; divestitures; separation costs; gain on debt extinguishment, net; unrealized gain on equity investment; research & development upfront payments; reorganization items, net; share-based compensation and other items identified by the Company. Net debt represents the total principal debt outstanding less cash, each as prepared in accordance with GAAP. Free cash flow represents net cash provided by operating activities less capital expenditures, each as prepared in accordance with GAAP. The Company has provided these adjusted financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the company’s operating performance. In addition, the Company believes that they will be used by certain investors to measure Mallinckrodt’s operating results. Management believes that presenting these adjusted measures provides useful information about the Company’s performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. When the Company provides its expectation for adjusted EBITDA, net debt, and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected net income, total principal debt outstanding, cash, operating cash flow and capital expenditures) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results. This non-GAAP information should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. 2 2

3 SUBJECT TO FRE 408, STATE LAW EQUIVALENTS Introduction FY2021 Updated Forecast (6+6) Commentary Specialty Brands Net Sales are expected to be lower by 8% vs. the Strat Plan Acthar® sales softness in 1H 2021; expected to begin to recover in 2H 2021 as NRR(1) and COVID trends improve INOmax® expected to decline in 2H 2021 due to continued pricing pressures and lower variable revenue from COVID and increased conversion of contracts to unlimited use, multi-year duration contracts Gross Profit as a percentage of sales is expected to remain flat vs. the Strat Plan at ~84% of sales SG&A is expected to decrease, driven by discretionary spend reductions and headcount actions (including accelerations of some planned actions in 2022) across all functions R&D is expected to decrease, driven by headcount actions and reprioritization of project spend (e.g., discontinuation of certain projects) Specialty Generics Net Sales are expected to be lower by 3% vs. the Strat Plan Controlled Substances (mainly ADHD(2)) has faced continued competition and pricing pressure The decline was partially offset by strength of Hydrocodone and Oxycodone products due to large APAP(3) account award and competition supply disruption, resulting in ramp-up of APAP sales Gross Profit as a percentage of sales is expected to decline by 500 bps to 25% due to higher-than-expected COGS SG&A is expected to decrease to 12% as a percentage of sales vs. the Strat Plan, while remaining slightly higher than prior year in absolute terms, partially driven by the REMS(4) program spend returning to pre-pandemic levels R&D is expected to remain flat vs. the Strat Plan at ~6%, while supporting spend on planned new projects The below outlines updates to the 2021 budget as compared to the approved 2021 Strategic Plan (“Strat Plan”) (1) NRR = Naive Received Referrals, or a potential new Acthar patient (2) ADHD = Attention-Deficit / Hyperactivity Disorder (3) APAP = Active Pharmaceutical Ingredient (API) in acetaminophen (4) REMS = Risk Evaluation & Mitigation Strategy

SUBJECT TO FRE 408, STATE LAW EQUIVALENTS

2021 Update: Specialty Brands and Specialty Generics (6+6)

Specialty Brands

($ in millions)	Q1 Actual	Q2 Actual	Q3 Forecast	Q4 Forecast	FY 2021 (6+6)	FY 2021 Budget	*Variance*
Net Sales	$ 408	$ 382	$ 389	$ 391	$ 1,570	$ 1,707	*$ (137)*
Cost of Goods Sold	63	65	61	69	258	280	*22*
Gross Profit	**$ 345**	**$ 317**	**$ 328**	**$ 322**	**$ 1,312**	**$ 1,427**	***$ (115)***
SG&A	$ 119	$ 119	$ 121	$ 119	$ 478	$ 538	*60*
Research & Development	53	44	45	40	182	216	*34*
Stock Compensation	3	2	2	2	9	11	*2*
Intangibles Amortization	142	142	142	142	568	570	*2*
Operating Expenses	**$ 317**	**$ 307**	**$ 310**	**$ 303**	**$ 1,237**	**$ 1,335**	***$ 98***
Operating Income	**$ 28**	**$ 10**	**$ 18**	**$ 19**	**$ 75**	**$ 92**	***$ (17)***
Add: Shared Service Costs	$ 4	$ 4	$ 5	$ 5	$ 18	$ 17	*$ 1*
Add: Other (Income)/Expense	1	5	5	0	11	0	*11*
Add: Depreciation	9	8	9	9	35	39	*(4)*
Add: Intangibles Amortization	142	142	142	142	568	570	*(2)*
Add: Stock Comp	3	2	2	2	9	11	*(2)*
Adjusted EBITDA	**$ 187**	**$ 171**	**$ 181**	**$ 177**	**$ 716**	**$ 730**	***$ (14)***

Specialty Generics

($ in millions)	Q1 Actual	Q2 Actual	Q3 Forecast	Q4 Forecast	FY 2021 (6+6)	FY 2021 Budget	*Variance*
Net Sales	$ 150	$ 165	$ 170	$ 178	$ 663	$ 680	*$ (17)*
Cost of Goods Sold	99	123	133	139	494	473	*(21)*
Gross Profit	**$ 51**	**$ 42**	**$ 37**	**$ 39**	**$ 169**	**$ 207**	***$ (38)***
SG&A	$ 23	$ 17	$ 20	$ 21	$ 81	$ 94	*13*
Research & Development	12	9	9	10	40	43	*3*
Stock Compensation	0	0	0	0	0	0	*–*
Intangibles Amortization	3	3	3	3	12	11	*(1)*
Operating Expenses	**$ 38**	**$ 29**	**$ 32**	**$ 34**	**$ 133**	**$ 148**	***$ 15***
Operating Income	**$ 13**	**$ 13**	**$ 5**	**$ 5**	**$ 36**	**$ 59**	***$ (23)***
Add: Shared Service Costs	$ (4)	$ (4)	$ (5)	$ (5)	$ (18)	$ (17)	*$ (1)*
Add: Other (Income)/Expense	0	1	0	0	1	0	*1*
Add: Depreciation	15	14	14	15	58	57	*1*
Add: Intangibles Amortization	3	3	3	3	12	11	*1*
Add: Stock Comp	0	0	0	0	0	0	*0*
Adjusted EBITDA	**$ 27**	**$ 27**	**$ 17**	**$ 18**	**$ 89**	**$ 110**	***$ (21)***

Note: The numbers are rounded to the nearest million. Immaterial differences may exist as a result of this rounding.

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SUBJECT TO FRE 408, STATE LAW EQUIVALENTS 2021 Update: Consolidated Total Company (6+6) Consolidated Q1 Q2 Q3 Q4 FY 2021 FY 2021 ($ in millions) Variance Actual Actual Forecast Forecast (6+6) Budget Net Sales $558 $547 $559 $569 $ 2,233 $2,387 $(154) Cost of Goods Sold 162 188 194 208 752 753 1 Gross Profit $396 $359 $365 $361 $ 1,481 $1,634 $(153) SG&A $142 $136 $141 $140 $559 $632 73 Research & Development 65 53 54 50 222 259 37 Stock Compensation 3 2 2 2 9 11 2 Intangibles Amortization 145 145 145 145 580 581 1 Operating Expenses $355 $336 $342 $337 $ 1,370 $1,483 $113 Operating Income $41 $23 $23 $24 $111 $151 $(40) Add: Shared Service Costs $—$—$— $— $—$—$ -Add: Other (Income)/Expense 1 6 5 0 12 0 12 Add: Depreciation 24 22 23 24 93 96 (3) Add: Intangibles Amortization 145 145 145 145 580 581 (1) Add: Stock Comp 3 2 2 2 9 11 (2) Adjusted EBITDA $214 $198 $198 $195 $805 $840 $(35) Note: The numbers are rounded to the nearest million. Immaterial differences may exist as a result of this rounding. 5

SUBJECT TO FRE 408, STATE LAW EQUIVALENTS Top-down Refresh of 2022-2025 Due to observed headwinds in Acthar® performance through 1H 2021 and expected INOmax® challenges in 2H 2021, the Company conducted a limited refresh of its Strat Plan(1), addressing only those products where material changes impact the projection period, and layering in adjustments to R&D and incremental SG&A savings – Approach was top-down, as compared with full bottoms-up approach used in Company’s annual planning process – All other assumptions and product projections (including SpecGx) remain the same as in the Strat Plan Net sales for 2022 – 2025 is anticipated to range between $2.2-$2.4 billion per year, down approx. 4%-5% per year as compared to the Strat Plan forecast – Acthar® demand softness from access and affordability challenges expected to persist into 2022 and beyond, partially offset by timing of Acthar® Delivery Device (ADD) launch and delay impact of possible competition – INOmax® continues to experience aggressive competition, with the potential for additional nitric oxide market entrants; coupled with the delay in the INOmax® EVOLVE™ launch until 2023 Adjusted EBITDA for 2022-2025 is anticipated to be $785-$850 million per year, down approx. 5%-7% per year compared to the Strat Plan forecast – Lower SG&A and R&D expenses of $45-$50 million per year partially offset softness in net sales – Additional cost savings opportunities may be identified through the annual bottoms-up planning process (1) The 2021 Strategic Plan as approved by the board and shared with external constituencies in January / February 2021 6

SUBJECT TO FRE 408, STATE LAW EQUIVALENTS

Top-down Refresh: Consolidated 2022-2025

	($ in millions)	2022E	2023E	2024E	2025E
	Net Sales	**$ 2,207**	**$ 2,270**	**$ 2,389**	**$ 2,400**
	Cost of Goods Sold	792	850	896	918
1	**Gross Profit**	**$ 1,415**	**$ 1,419**	**$ 1,494**	**$ 1,482**
2	SG&A	$ 519	$ 535	$ 551	$ 563
	SG&A (% of Net Sales)	*24%*	*24%*	*23%*	*23%*
3	Research & Development	206	205	206	209
	R&D (% of Net Sales)	*9%*	*9%*	*9%*	*9%*
	Depreciation	100	107	113	110
	Updated Adjusted EBITDA	**$ 791**	**$ 787**	**$ 849**	**$ 820**
	Updated Adjusted EBITDA (% of Net Sales)	*36%*	*35%*	*36%*	*34%*
	Change in NWC	$ 6	$ (11)	$ (28)	$ (9)
	Capital Expenditures	(77)	(133)	(97)	(52)
	Contingent Payments	-	-	-	(45)
	Opioid Settlement Payments	(200)	(200)	(150)	(150)
	CMS Settlement Payments	(15)	(20)	(20)	(33)
4	**Updated Unlevered FCF**	**$ 505**	**$ 423**	**$ 554**	**$ 533**
	Updated Cash Taxes [(1)]	*53*	*66*	*76*	*73*
	Unlevered Free Cash Flow Bridge				
	2021 Strategic Plan Unlevered FCF	**$ 537**	**$ 503**	**$ 638**	**$ 583**
	Combined Gross Profit Impact	(83)	(91)	(117)	(119)
5	SG&A Savings	34	28	33	39
6	R&D Savings	8	12	17	21
7	NWC Adjustment	(48)	1	6	3
8	EVOLVE Capital Expenditures	42	(29)	(21)	6
9	MNK-6105/6106 Contingent Consideration Payments	15	-	-	-
	Updated Unlevered FCF	**$ 505**	**$ 423**	**$ 554**	**$ 533**
	UFCF (% of Exit Net Debt)	*14%*	*12%*	*15%*	*15%*

(1) Based on the cash tax forecast dated April 28, 2021 (2021.04.28 MNK Tax Analysis vShare.pdf) and adjusted only for the tax effect of the related top-down adjustments to operating income; all other components and assumptions in the cash tax forecast remain unchanged.

Key Assumptions and Commentary

1. Includes the impact of lower Acthar® and INOmax® sales projections
2. Consolidated SG&A is projected to be approximately 24% of Net Sales, in line with the Strat Plan, and improving to 23% by 2025
3. Consolidated R&D is projected to approximate 9% of Net Sales
   - Specialty Brands R&D is projected to approximate 11% of Specialty Brands Net Sales, in line with the Strat Plan
4. Consolidated Updated Unlevered Free Cash Flow excludes cash taxes, consistent with the Strat Plan
5. Represents incremental savings of approx. $25m achieved in 2021 beyond those contemplated in the StratPlan, which are expected to carry through the projection period, plus some additional savings to be identified and managed via discretionary spend and open positions
6. R&D savings reflect lower R&D spend from the discontinuation of MNK-6105/6106 while maintaining annual R&D spend at approximately 9% of Net Sales
7. NWC adjustment is a result of lower net sales & AR balances in 2021 and their effects on outer years – positive cash flow from lower AR will have been realized in 2021 vs 2022 as projected in the Strat Plan
8. EVOLVE launch delay results in a shift in capex spend as compared to Strat Plan
9. Removal of MNK-6105/6106 milestone payment due to program discontinuation

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